EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com
For Immediate Release

PERFICIENT PROVIDES PRELIMINARY SECOND QUARTER 2015 REVENUE RESULTS AND UPDATES FULL YEAR GUIDANCE

~ WILL ANNOUNCE OFFICIAL Q2 RESULTS, HOST CONFERENCE CALL ON JULY 30th ~

ST. LOUIS (July 8, 2015) – Perficient, Inc. (NASDAQ: PRFT) ("Perficient"), a leading information technology and management consulting firm serving Global 2000® and other large enterprise customers throughout North America, today reported updated preliminary revenue estimates for the quarter ended June 30, 2015 and updated full year revenue and adjusted earnings per share guidance.

Financial Highlights
For the quarter ended June 30, 2015, revenue is expected to be in the range of $108.2 million to $109.2 million and comprised of:

·	Services revenue, including reimbursed expenses, in the range of $100.8 million to $101.8 million; and
·	Software and hardware revenue expected to be approximately $7.4 million.

The preliminary revenue results for the three months ended June 30, 2015, are below the previously announced revenue guidance range of $110.5 million to $120.9 million and services revenue guidance, including reimbursed expenses, of $104.5 million to $109.9 million.  The reduction is primarily the result of unexepected customer delays in contract execution and project startups, including a delay in the ramp up of a large health care engagement.

"While we are disappointed in the slower than anticipated start to 2015, we are encouraged by bookings and backlog that support improved results in the second half," said Jeff Davis, Perficient CEO and President. "Given the preliminary second quarter results, we are updating full year revenue and adjusted earnings per share guidance."

Perficient is also revising its full year 2015 revenue guidance range from $470 million to $495 million to $455 million to $475 million and its 2015 adjusted earnings per share guidance range from $1.38 to $1.49 to $1.15 to $1.25.

Conference Call and Webcast
Perficient will host a conference call on Thursday, July 30, 2015 at 10 a.m. Eastern, to discuss the company's second quarter 2015 results. The company's news release containing the results will be made available before the call.

The conference call can be accessed via Perficient's website, www.perficient.com, under the Investor Relations section or directly at http://phx.corporate-ir.net/phoenix.zhtml?c=83872&p=irol-irhome.

Analysts and investors who want to ask questions during the Q&A session can access the call as follows:
Toll-Free: 800-884-5695
International: 617-786-2960
Passcode: 62080438
Investors are advised to dial in at least 10 minutes prior to the call to register.

The preliminary financial results in this press release reflect management's estimates based solely upon information currently available and are subject to the completion of Perficient's quarter-end financial closing procedures.  These preliminary financial results are not a comprehensive statement of the company's financial results for the quarter ended June 30, 2015, and should not be considered a substitute for unaudited financial statements for the three and six months ended June 30, 2015, once they become available.  Actual results may vary materially from these estimated ranges based on a number of factors, and investors should not place undue reliance upon these preliminary estimates.  The company plans to announce its complete results for the quarter ended June 30, 2015, on July 30, 2015.

About Perficient
Perficient is a leading information technology and management consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient delivers digital experience, business optimization and industry solutions that enable clients to improve productivity and competitiveness; strengthen relationships with customers, suppliers and partners; and reduce costs. Perficient's professionals serve clients from a network of offices across North America and offshore locations in India and China. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. Perficient is an award-winning Premier Level IBM business partner, a Microsoft National Service Provider and Gold Certified Partner, an Oracle Platinum Partner, and a Platinum Salesforce Cloud Alliance Partner. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2015. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management's current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2014 and the following:

(1)    the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)    the impact of the general economy and economic uncertainty on our business;
(3)    risks associated with the operation of our business generally, including:
a)	client demand for our services and solutions;
b)	maintaining a balance of our supply of skills and resources with client demand;
c)	effectively competing in a highly competitive market;
d)	protecting our clients' and our data and information;
e)	risks from international operations including fluctuations in exchange rates;
f)	obtaining favorable pricing to reflect services provided;
g)	adapting to changes in technologies and offerings;
h)	risk of loss of one or more significant software vendors; and
i)	the recent implementation of our new Enterprise Resource Planning system;
(4)    legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information;
(5)    risks associated with managing growth organically and through acquisitions; and
(6)    the risks detailed from time to time within our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section entitled "About Non-GAAP Financial Measures."

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for adjusted earnings per share data as supplemental information regarding Perficient's business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient's past financial performance and future results. Perficient's management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient's business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation. Management excludes stock-based compensation related to employee stock options and restricted stock awards, the amortization of intangible assets, acquisition costs, adjustments to the fair value of contingent consideration, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient's performance using the same methodology and information used by Perficient's management.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation adjusted earnings per share. In addition, some items that are excluded from adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient's business performance in the way that management does. Perficient's definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient's acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to acquisitions which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction, and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustments to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions, and are inconsistent in amount and frequency from period to period.

Stock-Based Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. Perficient excludes this item for the purposes of calculating adjusted earnings per share because it is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation are widely used by analysts and investors.